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Exhibit 21

LTC PROPERTIES, INC.

LIST OF SUBSIDIARIES

As of December 31, 2010

Company	State of Organization	Company	State of Organization
Albuquerque Real Estate Investments, Inc.	Delaware	Merritt Island Real Estate Investments, Inc.	Delaware
Bakersfield-LTC, Inc.	Delaware	Mission Real Estate Investments, Inc.	Delaware
Beaumont Real Estate Investments, LP	Texas	Missouri REI, Inc.	Delaware
BV Holding-LTC, Inc.	Delaware	Missouri River Corporation	Delaware
Coronado Corporation	Delaware	Monroeville Real Estate Investments, Inc.	Delaware
Daytona Beach Real Estate Investments, Inc.	Delaware	MS-FL Real Estate Investments, Inc.	Delaware
East New Mexico, Inc.	Delaware	New Mexico Real Estate Investments, Inc.	Delaware
Education Property Investors, Inc.	Nevada	Newberry Real Estate Investments, Inc.	Delaware
Florida-LTC, Inc.	Nevada	North Carolina Real Estate Investments, LLC	North Carolina
Fort Wayne Real Estate Investments, Inc.	Delaware	Park Villa Corporation	Delaware
Gulf Breeze Real Estate Investments, Inc.	Delaware	PENN-IND Real Estate Investments, Inc.	Delaware
Kansas-LTC Corporation	Delaware	Skilled Healthcare Holdings, Inc.	Delaware
LTC GP I, Inc.	Delaware	South Hills Real Estate Investments, Inc.	Delaware
LTC GP VI, Inc.	Delaware	Stephenville Real Estate Investments, Inc.	Delaware
LTC Partners IX, L.P.	Delaware	Texas-LTC Limited Partnership	Texas
LTC West, Inc.	Nevada	Texas-LTC Woodridge Limited Partnership	Delaware
LTC-Bedford, Inc.	Delaware	Tupelo Real Estate Investments, Inc.	Delaware
LTC-Dearfield, Inc.	Nevada	TXMS Real Estate Investments, Inc.	Delaware
LTC-DS, Inc.	Delaware	Vacaville-LTC, Inc.	Delaware
LTC-Finance, Inc.	Delaware	Virginia-LTC, Inc.	Nevada
LTC-Gardner, Inc.	Delaware
LTC-Griffin, Inc.	Nevada
LTC-Jonesboro, Inc.	Nevada
LTC-K1 Inc.	Delaware
LTC-K2 Limited Partnership	Delaware
LTC-K2 LP, Inc.	Delaware
LTC-K2, Inc.	Delaware
LTC-Lake Forest, Inc.	Delaware
LTC-New Mexico, Inc.	Nevada
LTC-Ohio, Inc.	Delaware
LTC-Richmond, Inc.	Nevada
L-Tex GP, Inc.	Delaware
L-Tex LP Corporation	Delaware

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  Exhibit 21
LTC PROPERTIES, INC. LIST OF SUBSIDIARIES As of December 31, 2010